Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the acquisition of Ifwe Inc. (“Ifwe”), which closed on April 3, 2017. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of operations.

        The unaudited pro forma condensed combined balance sheet is based on the individual historical balance sheet of The Meet Group, Inc. (“The Meet Group”) and Ifwe, as of March 31, 2017, and has been prepared to reflect the effects of the Ifwe acquisition as if it occurred on March 31, 2017. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and the year ended December 31, 2016 combine the historical results and operations of The Meet Group and Ifwe giving effect to the acquisition as if it had occurred on January 1, 2016.

        The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the acquisition, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges The Meet Group expects to incur in connection with the acquisition, including, but not limited to, costs in connection with integrating the operations of Ifwe.

        These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

        To produce the pro forma financial information, Ifwe’s assets and liabilities were adjusted to their estimated fair values. As of the date of this filing, The Meet Group has not completed the detailed valuation work necessary to arrive at the required estimate of the fair value of Ifwe’s assets acquired and liabilities assumed. Accordingly, the accompanying unaudited pro forma accounting for the business combination is preliminary and is subject to further adjustments as additional analyses are performed. The preliminary unaudited pro forma accounting for the business combination has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements.

        There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the Ifwe acquisition included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;
●	The Meet Group’s audited financial statements and related notes contained within The Meet Group’s Annual Report on Form 10-K for the year ended December 31, 2016;
●	The Meet Group’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 and
●	Ifwe’s financial statements for the year ended December 31, 2016 and for the quarterly period ended March 31, 2017, filed within this Current report on Form 8-K/A.

The Meet Group, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2017

(Unaudited)

	Historical The Meet Group	Historical Ifwe	Pro Forma Adjustments (Note 4)		Pro Forma The Meet Group Combined
Assets
Current assets:
Cash and cash equivalents	$74,526,312	$10,409,555	$(69,491,389)	4a	$30,444,478
			15,000,000	4b
Accounts receivable, net	15,821,440	2,293,072	-		18,114,512
Prepaid expenses and other current assets	1,405,695	7,880,240	(4,999,452)	4c	4,286,483
Total current assets	91,753,447	20,582,867	(59,490,841)		52,845,473
Restricted cash	393,776	500,000	-		893,776
Goodwill	114,175,554	4,415,625	23,095,222	4d	141,686,401
Property and equipment, net	2,157,936	4,694,496	(3,218,486)	4e	3,633,946
Intangible assets, net	15,784,410	61,942	24,533,058	4f	40,379,410
Deferred tax asset	28,271,292	3,049,680			31,320,972
Other assets	96,565	311,923	-		408,488
Total assets	$252,632,980	$33,616,533	$(15,081,047)		$271,168,466

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,403,069	$1,516,741	$-		$4,919,810
Accrued liabilities	7,764,556	1,285,271	-		9,049,827
Current portion of borrowings			7,500,000	4g	7,500,000
Current portion of capital lease obligation	151,485	-	-		151,485
Deferred revenue	436,556	3,241,041	(2,507,567)	4h	1,170,030
Total current liabilities	11,755,666	6,043,053	4,922,433		22,791,152
Preferred stock warrant liability	-	66,103	(66,103)	4i	-
Long-term borrowings			7,500,000	4g	7,500,000
Other long-term liabilities	-	542,543	(542,543)	4j	-
Total liabilities	11,755,666	6,651,699	11,883,787		30,291,152
Stockholders' Equity:
Preferred Stock	-	13,815,432	(13,815,432)	4k	-
Common stock	68,974	2,688	(2,688)	4k	68,974
Additional paid-in capital	397,206,655	21,919,881	(21,919,881)	4k	397,206,655
Treasury stock	-	(5,133,748)	5,133,748	4k	-
Accumulated deficit	(156,398,315)	(3,639,419)	3,639,419	4k	(156,398,315)
Total stockholders' equity	240,877,314	26,964,834	(26,964,834)		240,877,314
Total liabilities and stockholders' equity	$252,632,980	$33,616,533	$(15,081,047)		$271,168,466

See accompanying notes to the unaudited pro forma condensed combined financial statement

The Meet Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2017

(Unaudited)

	Historical The Meet Group	Historical Ifwe	Pro Forma Adjustments (Note 4)		Pro Forma The Meet Group Combined

Revenues	$20,058,797	$10,632,266	$-		$30,691,063
Operating costs and expenses:
Sales and marketing	5,105,508	1,103,361	-		6,208,869
Product development and content	8,457,494	7,045,213	-		15,502,707
General and administrative	2,862,427	2,258,323	-		5,120,750
Depreciation and amortization	1,684,839	659,443	557,834	4m	2,902,116
Acquisition and restructuring costs	1,500,429	726,454	(1,552,640)	4n	674,243
Total operating costs and expenses	19,610,697	11,792,794	(994,806)		30,408,685
Income (loss) from operations	448,100	(1,160,528)	994,806		282,378
Other income (expense):
Interest income	2,570	2,744	-		5,314
Interest expense	(2,332)	(1,019)	(91,185)	4o	(94,536)
Change in warrant liability	-	5,090	-		5,090
Gain on cumulative foreign currency translation adjustment	(2,200)	-	-		(2,200)
Other, net	-	(8,301)	-		(8,301)
Total other expense income	(1,962)	(1,486)	(91,185)		(94,633)
Income (loss) before benefit (provision) for income taxes	446,138	(1,162,014)	903,621		187,745
Provision for income taxes	(292)	(350,000)	(307,231)	4p	(657,523)
Net income (loss)	$445,846	$(1,512,014)	$596,390		$(469,778)

Basic net income (loss) per share	$0.01				$(0.01)
Shares used in computing basic net income per share	61,093,810				61,093,810
Diluted net income (loss) per share	$0.01				$(0.01)
Shares used in computing diluted net income per share	66,204,620				61,093,810

See the accompanying notes to the unaudited pro forma condensed combined financial information

The Meet Group, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2016

(Unaudited)

	Historical The Meet Group	Historical Ifwe	Pro Forma Adjustments (Note 4)		Pro Forma The Meet Group Combined

Revenues	$76,124,109	$44,366,465	$-		$120,490,574
Operating costs and expenses:
Sales and marketing	15,089,987	2,309,876	-		17,399,863
Product development and content	25,790,173	26,599,672	1,593,270	4l	53,983,115
General and administrative	9,494,804	10,133,659	-		19,628,463
Depreciation and amortization	4,069,211	2,954,307	2,157,183	4m	9,180,701
Acquisition and restructuring costs	2,457,295	-	-		2,457,295
Total operating costs and expenses	56,901,470	41,997,514	3,750,453		102,649,437
Income from operations	19,222,639	2,368,951	(3,750,453)		17,841,137
Other income (expense):
Interest income	21,185	11,470	-		32,655
Interest expense	(19,388)	(37,571)	(520,922)	4o	(577,881)
Change in warrant liability	(864,596)	78,125	-		(786,471)
Foreign exchange loss	33,416	-	-		33,416
Other, net	-	14,455	-		14,455
Total other (expense) income	(829,383)	66,479	(520,922)		(1,283,826)
Income before provision for income taxes	18,393,256	2,435,430	(4,271,375)		16,557,311
Benefit (provision) for income taxes	27,875,362	(961,808)	1,452,268	4p	28,365,822
Net Income	$46,268,618	$1,473,622	$(2,819,107)		$44,923,133

Basic net income per share	$0.89				$0.86
Shares used in computing basic net income per share	51,963,702				51,963,702
Diluted net income per share	$0.80				$0.78
Shares used in computing diluted net income per share	57,745,652				57,745,652

See the accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

On March 3, 2017, the Company entered into a definitive agreement and plan of merger to acquire Ifwe Inc. (“Ifwe”), a leading global mobile network for meeting new people, for $60 million in cash, subject to closing adjustments. The transaction closed April 3, 2017, and the Company funded the acquisition from cash on hand, and from a $15 million term credit facility from J.P. Morgan Chase Bank, N.A., pursuant to a Credit Agreement entered into on March 3, 2017.

2. BASIS OF PRESENTATION

        The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the acquisition and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on March 31, 2017. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and the year ended December 31, 2016 are presented as if the acquisition had occurred on January 1, 2016.

        The historical results of the Company and Ifwe have been derived from their respective unaudited financial information for the three months ended March 31, 2017 and audited financial statements for the year ended December 31, 2016.

        The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for ongoing cost savings that the Company expects to and/or have achieved as a result of the acquisition or the costs necessary to achieve these costs savings or synergies.

3. PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

        The acquisition has been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method with the Company treated as the accounting acquirer. Assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the acquisition may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed.

The following is a summary of the preliminary estimate of consideration transferred:

Cash consideration	$60,000,000

Net Working Capital Adjustment	14,490,841

Merger Consideration	$74,490,841

        Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the business combination will be completed as soon as practicable. Management anticipates that the valuations of the acquired assets and liabilities will be determined using discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed. In addition, management is still completing its analysis of deferred income taxes to be recorded in the transaction. The amounts allocated to the assets acquired and liabilities assumed could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

The following is a preliminary purchase price allocation as of the April 3, 2017 acquisition date:

Total estimated consideration transferred	$74,490,841
Cash	10,409,555
Accounts receivable	2,293,072
Prepaid and other assets	7,880,240
Restricted cash	500,000
Property and equipment revalue	1,476,010
Intangible assets	24,595,000
Deferred tax asset	3,049,680
Other assets	311,923
Accounts payable	(1,516,741)
Accrued liabilities	(1,285,271)
Deferred revenue	(733,474)
Net assets acquired	46,979,994
Goodwill	$27,510,847

4. PRO FORMA ADJUSTMENTS

        The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the acquisition are as follows:

(a) Cash and cash equivalents—Adjustment reflects the preliminary net adjustment to cash in connection with the acquisition.

(b) Cash and cash equivalents—Adjustment reflects cash inflow from proceeds of borrowings incurred by the Company to help finance the purchase price

(c) Prepaid expenses and other current assets—Adjustment reflects merger consideration withdrawn from the Company’s cash accounts and held by the Company’s payroll provider prior to the close of the acquisition.

(d) Goodwill—Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed described in Note 3. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. The goodwill is attributable primarily to strategic and synergistic opportunities and is not deductible for tax purposes.

(e) Property and equipment, net—Adjustment reflects the preliminary fair value related to the property and equipment acquired in the acquisition. The preliminary amounts assigned to property and equipment assets are as follows:

Fixed Assets	Preliminary Fair Value
Equipment and related server hardware	$1,288,693
Software	28,826
Furniture and fixtures	35,762
Leasehold improvements	122,729
Pro forma adjustment – fixed assets	$1,476,010

(f) Intangible assets, net—Adjustment reflects the preliminary fair value related to the identifiable intangible assets acquired in the acquisition. The preliminary fair value of the Ifwe trademarks for Tagged and hi5 were determined using an income approach, the preliminary fair value of software acquired, which represents the primary platform on which the Ifwe Apps operate, was determined using a cost approach and the preliminary fair value of customer relationships was determined using an excess earnings approach. The preliminary amounts assigned to the identifiable intangible assets are as follows

Intangible Assets	Preliminary Fair Value
Trademarks	$10,375,000
Software	13,205,000
Customer relationships	1,015,000
Pro forma adjustment – intangible assets	$24,595,000

(g) Current and long-term borrowings—To reflect borrowings incurred by the Company to help finance the acquisition of Ifwe.

(h) Deferred revenue—Adjustment reflects the fair value adjustment related to deferred revenue.

(i)Preferred stock warrant liability—Adjustment reflects the write-off of Ifwe’s preferred stock warrant liability due to The Meet Group’s acquisition of all outstanding stock of Ifwe and the expiration of the preferred stock warrant liabilities.

(j) Other long-term liabilities—Adjustment reflects the write-off of Ifwe’s deferred rent balance.

(k) Equity— The adjustments to eliminate the historical preferred stock, common stock and other equity components of Ifwe.

(l) Product development and content— Adjustment reflects internally developed software costs reclassified to expense.

(m)Depreciation and amortization—Reflects the preliminary adjustment to the amortization and depreciation expense associated with the fair value of the identifiable intangible assets and property and equipment acquired in the acquisition, and reverses out the previous depreciation and amortization expense recorded. The preliminary pro forma adjustment for depreciation expense for the property and equipment and amortization expense for the intangible assets acquired is as follows:

Fixed Assets	Estimated Useful Life (Months)	Preliminary Fair Value	Depreciation Expense for the Three Months Ended March 31, 2017	Depreciation Expense for the Year Ended December 31, 2016
Equipment and related server hardware	36	$1,288,693	$107,391	$429,564
Software	36	28,826	2,402	9,609
Furniture and fixtures	60	35,762	1,788	7,152
Leasehold improvements	60	122,729	6,136	24,546
Preliminary depreciation expense		$1,476,010	$117,717	$470,871

Property and equipment is expected to be depreciation on a straight-line basis over the estimated useful life of the asset.

Intangible Assets	Estimated Useful Life (Months)	Preliminary Fair Value	Amortization Expense for the Three Months Ended March 31, 2017	Amortization Expense for the Year Ended December 31, 2016
Trademarks	120	$10,375,000	$342,084	$1,443,612
Software	60	13,205,000	721,776	3,045,927
Customer relationships	120	1,015,000	35,700	151,080
Preliminary amortization expense		$24,595,000	$1,099,560	$4,640,619

The estimated fair value of the intangible assets is expected to be amortized using an accelerated method based on projected revenues over the estimated period of material economic benefit of the intangible assets.

Reconciliation of Adjustment to Depreciation and Amortization Expense	For the Three Months Ended March 31, 2017	For the Year Ended December 31, 2016
Pro forma adjustment – depreciation expense	$117,717	$470,871
Pro forma adjustment – amortization expense	1,099,560	4,640,619
Reversal of historical reported depreciation and amortization expense	(659,443)	(2,954,307)
Pro forma adjustment – depreciation and amortization expense	$557,834	$2,157,183

(n) Acquisition and restructuring costs—An adjustment of $1.6 million for the three months ended March 31, 2017 reflects the removal of transaction costs incurred by the Company and Ifwe related to the acquisition. Of this amount, the Company incurred $826,186 and Ifwe incurred $726,454 related to the acquisition. These expenses are directly attributable to the acquisition and not expected to have a continuing impact on the Company, and therefore have been removed for the purposes of the pro forma statements of operations. No adjustment for transaction costs was made for the year ended December 31, 2016.

(o)Interest expense—This adjustment reflects an increase in interest expense resulting from financing $15.0 million of the total estimated cash consideration of $74.5 million paid in the acquisition of Ifwe. The $15.0 million was financed under an amortizing term credit facility. The interest expense adjustment assumes the term loan is borrowed at the average one-month LIBOR interest rate plus 275 basis points per the loan agreement.

(p)Income tax expense (benefit)—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the U.S. statutory rate of 34%.